Exhibit 99.2

GlobeOp Financial Services S.A.

Condensed Consolidated Interim Financial Statements

March 31, 2012 and 2011 and December 31, 2011

GlobeOp Financial Services S.A.

Index

Page(s)
Condensed Consolidated Interim Financial Statements

Balance Sheets March 31, 2012 and December 31, 2011	1

Income Statements Three Months Ended March 31, 2012 and 2011	2

Statements of Comprehensive Income Three Months Ended March 31, 2012 and 2011	3

Statements of Changes in Shareholders’ Equity Three Months Ended March 31, 2012 and 2011	4

Statements of Cash Flows Three Months Ended March 31, 2012 and 2011	5

Notes to the Condensed Consolidated Interim Financial Information March 31, 2012 and 2011 and December 31, 2011	6–20

GlobeOp Financial Services S.A.

Condensed Consolidated Interim Balance Sheets

March 31, 2012 and December 31, 2011

(unaudited)

(in thousands)	Notes	March 31, 2012	December 31, 2011
Assets
Noncurrent assets
Intangible assets, net		$7,782	$7,918
Property, plant and equipment, net	14	30,615	30,117
Deferred income tax assets	11	19,495	9,951
Accounts receivable and other assets	15	1,108	1,097
Restricted cash		2,131	2,110

Total noncurrent assets		61,131	51,193

Current assets
Accounts receivable and other assets	15	27,347	27,664
Corporate tax receivable		1,204	772
Cash and cash equivalents		112,238	106,771

Total current assets		140,789	135,207

Total assets		$201,920	$186,400

Shareholders’ Equity
Capital and reserves attributable to equity holders of the Company
Share capital		$12,895	$12,678
Share premium		11,327	7,777
Other reserves		45,331	30,700
Retained earnings		104,074	93,523

Total shareholders’ equity		173,627	144,678

Liabilities
Noncurrent liabilities
Trade and other payables	18	1,203	1,140
Provisions for liabilities and charges	17	3,066	2,938
Deferred lease obligations		1,747	1,726

Total noncurrent liabilities		6,016	5,804

Current liabilities
Trade and other payables	18	22,277	35,741
Corporate tax liabilities		—	177

Total current liabilities		22,277	35,918

Total liabilities		28,293	41,722

Total shareholders’ equity and liabilities		$201,920	$186,400

The accompanying notes are an integral part of these condensed consolidated financial information.

GlobeOp Financial Services S.A.

Condensed Consolidated Interim Income Statements

Three Months Ended March 31, 2012 and 2011

(unaudited)

		Three Months Ended March 31,
(in thousands, except per share data)	Notes	2012	2011
Revenue		$60,004	$54,999
Operating expenses	6	(46,335)	(41,797)

Operating profit		13,669	13,202

Finance income	10	290	124
Finance costs	10	(47)	(28)

Finance income, net	10	243	96

Profit before tax		13,912	13,298
Taxation	11	(3,361)	(3,982)

Profit for the period		$10,551	$9,316

Earnings per share
Basic	12	$0.10	$0.09
Diluted	12	0.09	0.08

The accompanying notes are an integral part of these condensed consolidated financial information.

GlobeOp Financial Services S.A.

Condensed Consolidated Interim Statements of Comprehensive Income

Three Months Ended March 31, 2012 and 2011

(unaudited)

	Three Months Ended March 31,
(in thousands)	2012	2011
Net profit recognized in income statement	$10,551	$9,316

Other comprehensive income
Cumulative translation adjustment	2,107	1,312

Other comprehensive income	2,107	1,312

Total comprehensive income	$12,658	$10,628

The accompanying notes are an integral part of these condensed consolidated financial information.

GlobeOp Financial Services S.A.

Condensed Consolidated Interim Statements of Changes in Shareholders’ Equity

Three Months Ended March 31, 2012 and 2011

(unaudited)

					Other Reserves
		Share Capital						Reserve for	Cumulative
(in thousands)		Ordinary	Treasury	Share	Shares to	B Beneficiary	Legal	Treasury	Translation	Retained
Three Months Ended March 31, 2012	Notes	Shares	Shares	Premium	be Issued	Certificates	Reserves	Shares	Adjustment	Earnings	Total
Balances at January 1, 2012		$12,678	$—	$7,777	$38,223	$—	$1,100	$13	$(8,636)	$93,523	$144,678
Total comprehensive income for the period		—	—	—	—	—	—	—	2,107	10,551	12,658
Exercise of share options	16	217	—	3,550	—	—	—	—	—	—	3,767
Employee share compensation	9	—	—	—	1,145	—	—	—	—	—	1,145
Tax on items taken directly to or transferred from equity		—	—	—	11,379	—	—	—	—	—	11,379
Shares to be issued reserve	16	—	—	—	13	—	—	(13)	—	—	—

Balances at March 31, 2012		$12,895	$—	$11,327	$50,760	$—	$1,100	$—	$(6,529)	$104,074	$173,627

					Other Reserves
		Share Capital						Reserve for	Cumulative
(in thousands)		Ordinary	Treasury	Share	Shares to	B Beneficiary	Legal	Treasury	Translation	Retained
Three Months Ended March 31, 2011	Notes	Shares	Shares	Premium	be Issued	Certificates	Reserves	Shares	Adjustment	Earnings	Total
Balances at January 1, 2011		$10,996	$—	$5,913	$38,735	$1,465	$619	$—	$(3,564)	$61,977	$116,141
Total comprehensive income for the period		—	—	—	—	—	—	—	1,312	9,316	10,628
Exercise of share options	16	24	6	589	—	—	—	—	—	—	619
Shares issued related to restricted stock units vesting	16	5	—	(5)	—	—	—	—	—	—	—
Share repurchase	16	—	(36)	(1,967)	—	—	—	—	—	—	(2,003)
Conversion of B Beneficiary Certificates	16	1,465	—	—	—	(1,465)	—	—	—	—	—
Employee share compensation	9	—	—	—	905	—	—	—	—	—	905
Tax on items taken directly to or transferred from equity		—	—	—	3,270	—	—	—	—	—	3,270
Dividends paid	13	—	—	—	—	—	—	—	—	(3)	(3)
Transfer to nondistributable reserve		—	—	—	—	—	—	1,651	—	(1,651)	—

Balances at March 31, 2011		$12,490	$(30)	$4,530	$42,910	$—	$619	$1,651	$(2,252)	$69,639	$129,557

The accompanying notes are an integral part of these condensed consolidated financial information.

GlobeOp Financial Services S.A.

Condensed Consolidated Interim Statements of Cash Flows

Three Months Ended March 31, 2012 and 2011

(unaudited)

		Three Months Ended March 31,
(in thousands)	Notes	2012	2011
Cash flows from operating activities
Profit before tax		$13,912	$13,298
Adjustments to reconcile profit before tax to net cash provided by operating activities
Depreciation and amortization	6	2,023	1,707
Share-based compensation expense	7	1,145	905
Provision for post-employment obligations	7	88	81
Interest income	10	(290)	(124)
Interest expense	10	47	28
Bad debt provision	15	—	112
Change in operating assets and liabilities
Accounts receivable	15	221	(1,847)
Accrued income	15	(1,916)	(614)
Prepaid expenses and other assets	15	1,812	524
Trade payables	18	(1,440)	474
Accruals and other payables	18	(12,489)	(9,187)

Cash provided by operating activities		3,113	5,357

Interest received		288	129
Taxation paid, net		(1,946)	(3,550)

Net cash provided by operating activities		1,455	1,936

Cash flows from investing activities
Additions to intangible assets		(568)	(1,029)
Purchase of property, plant and equipment	14	(1,624)	(1,188)

Net cash used in investing activities		(2,192)	(2,217)

Cash flows from financing activities
Dividends paid	13	—	(3)
Share repurchase	16	—	(2,003)
Proceeds from share option exercises	16	3,767	619

Net cash provided by (used in) financing activities		3,767	(1,387)

Increase (decrease) in cash and cash equivalents		3,030	(1,668)
Cash and cash equivalents
Cash and cash equivalents at January 1		106,771	73,343
Effect of exchange rate changes on cash and cash equivalents		2,437	1,242

Cash and cash equivalents at March 31		$112,238	$72,917

The accompanying notes are an integral part of these condensed consolidated financial information.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

1.	Organization

GlobeOp Financial Services S.A. (the “Company”) is a Luxembourg holding company incorporated on January 22, 2000 as a “Société Anonyme” and subject to the laws of the Grand Duchy of Luxembourg.

The registered address of the Company is 5, rue Guillaume Kroll, L-1882, Luxembourg.

The Company has its primary listing on the London Stock Exchange.

The Company and its subsidiaries (the “Group”) provides administration, middle and back office services and integrated risk-reporting to hedge funds, asset management firms and other sectors of the financial industry; including family wealth offices, banks, insurance companies, pension funds and corporate treasuries. The Group has offices in the United Kingdom, the United States of America, India, the Cayman Islands and the Republic of Ireland. The Group provides its services primarily from these locations.

The financial information comprises the condensed consolidated interim financial information of the Company and its subsidiaries as at and for the three months ended March 31, 2012 and 2011.

This condensed consolidated interim financial information is presented in US Dollars, rounded to the nearest thousand.

The comparatives for the financial year ended December 31, 2011 are not the Company’s statutory accounts for that financial year. Those accounts have been reported on by the Company’s auditors and delivered to the Registre de Commerce et des Sociétés in Luxembourg. The report of the auditors was (i) unqualified, and (ii) did not include a reference to any matters to which the auditors drew attention by way of emphasis without qualifying their report.

The consolidated financial statements of the Group as at and for the year ended December 31, 2011 are available upon request from the registered office or at www.globeop.com.

2.	Significant Accounting Policies

Except as described below, the accounting policies and presentation applied by the Group in this condensed consolidated interim financial information are the same as those applied by the Group in its consolidated financial statements for the year ended December 31, 2011.

The Group operates in an industry where significant seasonal or cyclical variations in revenue are not experienced during the financial year. Taxes on income in the interim periods are accrued using the tax rate that would be applicable to expected total annual earnings.

The Group implemented the amendment to IAS 12—Income Taxes as of January 1, 2012, which has no impact on the Group’s overall results and financial position.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

The following standards, interpretations and amendments to existing standards are not yet effective and have not been early adopted by the Group:

Reference	Description	Effective Date
IFRS 1	First-Time Adoption of IFRS	January 1, 2013
IFRS 7	Financial Instruments: Disclosures	January 1, 2014
IFRS 9	Financial Instruments	January 1, 2015
IFRS 10	Consolidated Financial Statements	January 1, 2013
IFRS 11	Joint Arrangements	January 1, 2013
IFRS 12	Disclosure of Interests in Other Entities	January 1, 2013
IFRS 13	Fair Value Measurement	January 1, 2013
IAS 1	Presentation of Financial Statements	July 1, 2012
IAS 19	Employee Benefits	January 1, 2013
IAS 27	Separate Financial Statements	January 1, 2013
IAS 28	Investments in Associates and Joint Ventures	January 1, 2013
IAS 32	Financial Instruments – Presentation	January 1, 2014

The Group will likely not adopt these new standards, amendments and interpretations given that the Company has been acquired by a wholly owned subsidiary of SS&C Technologies Holdings, Inc. (“SS&C”) (Note 21), such that the Group’s financial information will be combined with that of SS&C from June 1, 2012 and reported under accounting principles generally accepted in the United States of America (“US GAAP”).

3.	Basis of Preparation

This unaudited condensed consolidated interim financial information for the three months ended March 31, 2012 and 2011 has been prepared in accordance with International Financial Reporting Standards as adopted by the European Union applicable to Interim Financial Reporting (“IAS 34”) and should be read in conjunction with the consolidated financial statements of the Group for the year ended December 31, 2011.

The unaudited condensed consolidated interim financial information of the Company reflect, in the opinion of management, all adjustments necessary for a fair presentation of the financial position of the Company as at March 31, 2012 and December 31, 2011, and the results of its operations and its cash flow for the three months ended March 31, 2012 and 2011.

4.	Critical Accounting Estimates and Judgments

The preparation of condensed consolidated interim financial information requires management to make judgments, estimates and assumptions that affect the application of accounting policies and the reported amounts of assets and liabilities, the disclosure of contingent liabilities and assets at the date of the condensed consolidated interim financial information and the reported amounts of income and expenses during the reporting period. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgments about carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

In preparing this condensed consolidated interim financial information, the significant judgments made by management in applying the Group’s accounting policies and the key sources of estimation or uncertainty were the same as those applied to the consolidated financial statements as at and for the year ended December 31, 2011. These estimates include the assumptions underlying the calculation of income taxes, accrued income, share-based compensation and provisions for liabilities and charges. Included in provisions, where determined to be appropriate by management, are provisions for potential settlements, claims and threatened litigation (Note 17).

5.	Operating Segments

The Group has one operating segment which corresponds to the information reported to its chief operating decision-maker, the Management Committee.

	Three Months Ended March 31,
(in thousands)	2012	2011
Revenue from external customers
MBA revenues	$55,968	$50,431
Risk reporting revenues	2,061	2,316
Transaction solutions revenues	1,975	2,252

	$60,004	$54,999

Adjusted operating profit
Adjusted operating profit	$18,397	$16,033
Depreciation and amortization expense	(2,023)	(1,707)
Employee costs related to share-based compensation	(1,145)	(905)
Transaction costs	(1,560)	—
Integration and redundancy costs	—	(219)

Operating profit	$13,669	$13,202

Adjusted operating profit is calculated by the Group and reported to the Management Committee. It is not a measure of financial performance under IFRS.

(in thousands)	Totals
Segment noncurrent assets
March 31, 2012	$61,131

December 31, 2011	$51,193

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

6.	Operating Expenses

		Three Months Ended March 31,
(in thousands)	Note	2012	2011
Employee costs	7	$29,840	$27,392
Technology		5,949	5,506
Depreciation and amortization		2,023	1,707
Occupancy		3,111	2,717
Transaction costs		1,560	—
Integration and redundancy costs		—	219
Other		3,852	4,256

		$46,335	$41,797

7.	Employee Costs

		Three Months Ended March 31,
(in thousands)	Note	2012	2011
Wages and salaries		$19,963	$18,553
Bonus and commissions		4,735	4,340
Social security costs		2,163	1,622
Short-term benefit costs		979	985
Share-based compensation	9	1,145	905
Pension costs—defined contribution plans		434	519
Post employment benefits		88	81
Other staff costs		333	387

		$29,840	$27,392

8.	Employee Numbers

The average number of people employed, including part-time and temporary employees, by the Group during the period was as follows:

	Three Months Ended March 31,
	2012	2011
United States of America	394	399
United Kingdom	137	149
India	1,715	1,312
Republic of Ireland	28	16
Cayman Islands	5	6

	2,279	1,882

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

9.	Share Compensation

During the three months ended March 31, 2012, there were no options or restricted stock units granted to employees.

10.	Finance Income, Net

	Three Months Ended March 31,
(in thousands)	2012	2011
Interest expense
Provisions	$(47)	$(28)

	(47)	(28)
Interest income	290	124

Net total	$243	$96

11.	Taxation

The charge for tax for the three months ended March 31, 2012 and 2011, has been calculated based on the best estimate of the annual income tax rate expected for each respective year.

The differences between the effective tax rate and the statutory tax rate for the three months ended March 31, 2012 and 2011, include, but are not limited to, deferred tax assets not recognized, certain equity compensation differences between book and tax and differences in tax rates in foreign jurisdictions.

The increase in the deferred tax assets for the three month period ended March 31, 2012 primarily relates to deferred tax assets recognized on share options and restricted stock units and was mainly due to the increase in the Company’s stock price.

Under IFRS, a deferred tax asset related to share options is only recognized when the share options have a current intrinsic value that will be deductible for tax purposes to the extent it is probable that taxable profit will be available against which these deductible temporary differences will be utilized. When the expected tax benefits from equity awards exceed the recorded cumulative recognized expense multiplied by the tax rate, the tax benefit up to the amount of the tax effect of the cumulative book compensation expense is recorded in the income statement; the excess is recorded in equity.

12.	Earnings Per Share

Basic

The B Beneficiary Certificates (Note 16) had all the same rights as ordinary shares, except there are no voting rights attached to these certificates. On March 7, 2011, these were converted into 12,202,825 ordinary shares. For purposes of both the basic and diluted earnings per share calculations, the weighted average number of these certificates is included in the weighted average number of shares in the tables below.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

Basic earnings per share is calculated by dividing the profit attributable to equity holders of the Company by the weighted average number of shares in issue during the period.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2012	2011
Profit attributable to equity holders of the Company	$10,551	$9,316
Weighted average number of shares	106,517	103,890
Basic earnings per share	$0.10	$0.09

Diluted

Diluted earnings per share is calculated by adjusting the weighted average number of shares outstanding to assume conversion of all dilutive potential ordinary shares. The Company had two categories of dilutive potential ordinary shares: share options and restricted stock units.

For the share options and restricted stock, a calculation is made in order to determine the number of shares that could have been acquired at fair value (determined as the annual average market share price of the shares) based on the monetary value of the subscription rights attached to the outstanding share options and restricted stock. The number of shares calculated above is compared with the number of shares that would have been issued assuming the exercise of the share options and issuance of restricted stock.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2012	2011
Profit attributable to equity holders of the Company	$10,551	$9,316

Weighted average number of shares	106,517	103,890
Adjustments for Share options	9,728	10,863
Restricted stock units	969	828

Weighted average number of shares for diluted earnings per share	117,214	115,581

Diluted earnings per share	0.09	0.08

13. Dividends

The Company did not pay declare or pay a dividend during the three months ended March 31, 2012, in respect of the year ended December 31, 2011.

A final dividend in respect of the year ended December 31, 2010 of 3.00 pence per share, amounting to $5,066,000 was paid in May 2011.

14. Property, Plant and Equipment

During the three months ended March 31, 2012, the Group incurred capital expenditures of approximately $1,624,000 which mainly relate to upgrades of computer hardware, build-out of a new facility in Mumbai, India and renovation of the Harrison, US office. The Group has no significant commitments to purchase property, plant and equipment after the end of the interim period.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

15.	Accounts Receivable and Other Assets

	March 31,	December 31,
(in thousands)	2012	2011
Noncurrent
Deposit	$1,108	$1,097

	1,108	1,097

Current
Accounts receivable	12,116	12,185
Less: Provision for impairment of receivables	(323)	(323)

Accounts receivable, net	11,793	11,862

Accrued income	10,450	8,453
Prepaid expenses and other assets	3,886	4,773
Other receivables	1,218	2,576

	15,554	15,802

	$27,347	$27,664

16.	Capital Structure

B Beneficiary Certificates

On June 6, 2007, the Group’s Shareholders approved an exchange for, and issue to certain institutional Shareholders, of 12,202,825 nonvoting beneficiary certificates (parts bénéficiaires), namely B Beneficiary Certificates, with a par value of $0.12 each, against 12,202,825 ordinary shares.

On March 7, 2011, upon the request from certain shareholders, the Company converted 12,202,825 B Beneficiary Certificates into ordinary shares.

Share Repurchase Plans

On April 27, 2010, the Board of Directors approved a share repurchase plan. This plan authorizes the Group to make market purchases of up to an aggregate cost of £3,500,000 of its ordinary shares up until the annual general meeting of Shareholders in 2011. The purchases were made in the normal course of business in the open market and the ordinary shares were not cancelled but were held in treasury for delivery in connection with the Company’s equity incentive and option plan schemes. During the period 1 January 2011 to March 16, 2011, the Group had repurchased 300,500 ordinary shares under this plan for a total of $2,003,000 (£1,248,000).

As noted below, 52,156 of these shares were utilized during the first quarter of 2011 in connection with the Company’s equity incentive and option plan schemes. As at March 31, 2012, the Company held nil (2011: 248,344) shares in treasury.

On April 26, 2011, the Board of Directors approved a share repurchase plan. This plan authorized the Group to make market purchases of up to an aggregate cost of £3,000,000 of its ordinary shares up until the annual general meeting of Shareholders in 2012. No purchases have been made to date under this plan.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

Shares to be Issued Reserve

The shares to be issued reserve represents shares to be issued under the various share option plans operated by the Group. The Company issued nil new ordinary shares to fund the programs.

As at March 31, 2012, the Company held nil shares in the shares to be issued reserve.

Share Option Exercises and Restricted Stock Vesting

1,921,496 share options were exercised during the three months ended March 31, 2012 resulting in a total exercise price of $3,767,000 of which $217,000 was allocated to share capital and the remaining $3,550,000 was allocated to the share premium account. The Company met their obligation by increasing the Company’s share capital by issuing 1,812,382 new ordinary shares and 109,114 of these new ordinary shares were issued from the shares to be issued reserve.

251,460 share options were exercised during the three months ended March 31, 2011 resulting in a total exercise price of $619,000 of which $24,000 was allocated to share capital, $6,000 was allocated to treasury shares and the remaining $589,000 was allocated to the share premium account. The Company met their obligation by issuing 199,304 new ordinary shares and by assigning 52,156 ordinary shares from treasury.

In January 2011, a total of 37,500 restricted stock units vested under the 2006 Equity Incentive Plan. The Company met their obligation by increasing the Company’s share capital by issuing 37,500 new ordinary shares.

17.	Provisions

The movement in the provisions classified in current and noncurrent liabilities during the periods presented is as follows:

(in thousands)	Dilapidations	Claims	Tax Matters	Total
Balances at January 1, 2012	$2,834	$—	$104	$2,938
Unwinding of discount	18	—	—	18
Interest expense	29	—	—	29
Exchange differences	81	—	—	81

Balances at March 31, 2012	$2,962	$—	$104	$3,066

(in thousands)	Dilapidations	Claims	Tax Matters	Total
Balances at January 1, 2011	$2,543	$9	$285	$2,837
Utilized during the period	—	(9)	—	(9)
Interest expense	27	—	—	27
Exchange differences	87	—	—	87

Balances at March 31, 2011	$2,657	$—	$285	$2,942

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

The provision for dilapidations relates to dilapidation obligations under various leases for office space in London, Dublin, Mumbai, New York City and Hartford, Connecticut. The balances are expected to be utilized when the current leases expire between 2013 and 2021.

The Group recognizes provisions for potential claims where it has a present legal or constructive obligation, it is probable that an outflow of resources will be required to settle the obligation and the amount can be reasonably estimated.

18.	Trade and Other Payables

(in thousands)	March 31, 2012	December 31, 2011
Noncurrent
Other employee benefits	$1,203	$1,140

	$1,203	$1,140

Current
Trade payables	$2,061	$3,667
Bonuses and other employee benefits	4,571	16,777
Accrued payables	9,002	8,835
Social security payable and other taxes	5,267	4,919
Deferred revenue	1,376	1,543

	$22,277	$35,741

19.	Contingent Liabilities

The Group faces substantial litigation risk from and through its clients and otherwise in the ordinary course of its business. As a service provider the Group is subject to potential claims from its clients, some of whom pursue relatively high-risk investment strategies, and all of whom are subject to substantial market risk. The losses of some of its clients due to insolvency or fraud on the part of the funds could expose the Group to the risk of litigation. For example, fund investors might attempt to seek compensation from the Group and or its clients. The Group may also be subject to claims for losses or other damages from its clients’ investors, as well as claims such as those from regulators, revenue authorities or other governmental authorities. Even if the Group is not ultimately found to be liable, defending such claims or lawsuits could be expensive and time-consuming, divert management resources and harm the Group’s reputation.

The Group takes steps to minimize the risks from litigation in managing its business but there can be no assurance that these steps will be adequate or that liability will not result notwithstanding those actions. The Group was named as a defendant in an action (the “Anwar Action”) pending in the United States District Court for the Southern District of New York as a putative class action against multiple defendants, relating to Greenwich Sentry L.P. and Greenwich Sentry Partners L.P. (the “FG Funds”) and the FG Funds’ losses as a result of their investments managed by Bernard Madoff. The complaint alleges breach of fiduciary duties by the Group and negligence in the performance of its duties. Motions to dismiss have been filed by all parties to the action, including on behalf of the Company. The judge dismissed one allegation regarding gross negligence against the Company but denied the remainder of the motion to dismiss. The group has filed a motion to deny class certification and the ruling on that motion has not yet been rendered. Merits discovery among the plaintiffs, the Company and the co-defendants is ongoing. The Group believes it has complied with the terms of its service agreements with the FG Funds and that it does not have any fiduciary obligations relating to the FG Funds or its investors, and therefore intends to defend this matter vigorously.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

The Group was named as a defendant in two actions (the “Pierce and Ferber Actions”) filed in New York State Supreme Court brought by investors in the FG Funds as derivative actions relating to the same losses alleged in the Anwar Action. On 9 November 2009, the Court in the Pierce and Ferber Actions granted the Group’s motion to compel arbitration based on the dispute resolution clause contained in the services agreements with the FG Funds. The plaintiffs had filed a notice of intent to appeal the ruling but allowed the deadline to perfect the appeal to pass without further action. Neither mediation nor arbitration proceedings have been commenced. As a part of the approval of the bankruptcy plan of the Funds, a litigation trustee was appointed by the bankruptcy court. The litigation trustee has since amended the complaints to replace Pierce and Ferber as the plaintiff in the derivative actions. The Group maintains that the prior arbitration orders entered in the Pierce and Ferber Actions continue to apply to the litigation trustee. The litigation trustee has neither sought a ruling on the arbitration issue nor commenced a mediation or arbitration. The Group believes it has complied with the terms of its service agreements with the FG Funds and that it does not have any fiduciary obligations relating to the FG Funds or its investors. If a mediation or arbitration is commenced, the Group intends to defend these matters vigorously.

The Group served as administrator for the Greenwich Sentry Fund from October 2003 through August 2006 and for the Greenwich Sentry Partners Fund from May 2006 through August 2006, during which time the net asset value of the Greenwich Sentry Fund was $135 million and the Greenwich Sentry Partners Fund was $6 million. The Group’s insurance policy for that time period is not available to cover these matters. However, during 2011 the Company secured up to $10 million in insurance coverage for these matters pursuant to an interim drop down agreement, which can be terminated by either party upon 30 days’ notice. While the Group believes it will prevail, it is not possible to predict the timing or the ultimate outcome of any litigation.

In addition, several actions (the “Millennium Actions”) have been filed in various jurisdictions or threatened naming the Group as a defendant in respect of claims arising out of valuation agent services performed by the Group related to the Millennium Global Emerging Credit Fund L.P. and Millennium Global Emerging Fund Ltd. (the “Millennium Funds”), including an arbitration proceeding in the United Kingdom on behalf of the Millennium Funds’ investment manager with a yet-to-be-determined claimed amount, a threatened arbitration proceeding in the United Kingdom involving the liquidator on behalf of the Millennium Funds in an amount yet-to-be-determined, and a putative class action in U.S. District Court for the Southern District of New York on behalf of investors in the Millennium Funds asserting claims of $844 million, which is alleged to be the full amount of assets under management by the Millennium Funds at the funds’ peak valuation. These actions arise out of the same set of facts and circumstances described in the criminal and civil complaints filed by the U.S. Department of Justice and U.S. Securities and Exchange Commission, respectively, against the portfolio manager of the Millennium Funds’ investment manager. The Group has concluded that any obligation in these matters is remote.

We believe that the Group has strong defenses to the Fairfield Greenwich Actions and the Millennium Actions, and we are vigorously contesting these matters.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

The Group has not recorded a provision in relation to any outstanding litigation or potential claims and there can be no assurance that any such provisions will not be recorded in the future nor that any such provisions will be adequate to satisfy any liability which the Group may ultimately incur. Should developments in any such matters cause a change in the Group’s assessment of the matter and result in the need to recognize a provision, or should any such matters result in a final judgment or be settled, they could have an adverse effect on the results of operations, cash flows and financial position in the period or periods in which such change in assessment, judgment or settlement occurs. If the Group does incur liability in relation to any claims or lawsuits, such liability may not be covered by insurance or could exceed the Group’s insurance coverage. In addition, the Group’s service agreements with its clients generally provide for resolving disputes through mediation and arbitration. Such alternative dispute resolution procedures may result in less predictable and or less favorable outcomes than court litigation.

On occasion, in the normal course of business, disputes occur between the Group and its vendors. Currently there is a claim against the Group by a former vendor for approximately $700,000. The Group believes it has adequately provided for this item.

20.	Related-Party Transactions

All inter-company transactions, balances and unrealized gains on transactions between Group companies are eliminated; unrealized losses are also eliminated unless costs cannot be recovered. Accounting policies of subsidiaries have been changed where necessary to ensure consistency with the policies of the Group.

The Company has related-party relationships with its subsidiaries (which are eliminated) and with its Directors and members of key management in the form of remuneration. There are no transactions with related parties who are not members of the Group.

21.	Post-Balance Sheet Events

On May 31, 2012 SS&C Technologies Holdings, Inc. through its indirect wholly owned subsidiary, SS&C Technologies Holdings Europe S.a.r.l. (“Bidco”), declared its offer to acquire all of the outstanding share capital of GlobeOp Financial Services S.A. wholly unconditional and gained control of the Group, replaced certain members of the board of directors of GlobeOp and subsequently acquired all of the outstanding share capital of GlobeOp pursuant to the terms of its offer of £4.85 per outstanding share (the “Acquisition”). GlobeOp Financial Services S.A. became a subsidiary of Bidco and its shares no longer trade on the London Stock Exchange.

In connection with the Acquisition an offer was made to the holders of the outstanding share options and restricted share units to be purchased by Bidco or exercised, with the resultant common shares being purchased by Bidco. These offers provided for the acceleration of vesting of 363,878 share options and 3,563,668 restricted share units. In connection with the offer all remaining outstanding unvested share options and restricted share units were cancelled. The amount paid to option holders was £4.85 less the exercise price of the option per underlying common share and the RSU holders were paid £4.85 for each vested unit (after the acceleration).

The Company incurred $19,662,000 of transaction fees and expenses associated with the transaction, of which $1,560,000 were recognized in the three months ended March 31, 2012.

22.	Reconciliation to Accounting Principles Generally Accepted in the United States of America

The consolidated financial statements, included herein have been prepared and presented in accordance with IFRS as endorsed by the EU (“IFRS-EU”). IFRS-EU varies in certain significant respects from generally accepted accounting principles generally accepted in the United States of America (“US GAAP”). The matters described below summarize certain significant differences between IFRS-EU and US GAAP, which have also been reconciled to US GAAP below. The statements of cash flows have been prepared in accordance with International Accounting Standard No. 7, as amended in October 1992.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

The principal differences between IFRS-EU and US GAAP that affect the Company’s financial statements relates to the treatment of revenue recognized for certain of the Company’s services provided to certain customers, accounting for the affects of exercises and the related income tax windfalls (shortfalls) and deferred income taxes related to the Company’s share options and the treatment and classification of certain other deferred income taxes.

Basis of Presentation

These accounting principles were applied on a basis consistent with those of the audited consolidated financial statements of the Company as of and for the year ended December 31, 2011 contained in the Company’s financial statements on this SS&C Technologies Holdings, Inc. Current Report on Form 8-K/A for the year ended December 31, 2011. In the opinion of the Company, the accompanying unaudited condensed consolidated interim financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary for a fair statement of its financial position as of March 31, 2012, the results of its operations for the three months ended March 31, 2012 and 2011 and its cash flows for the three months ended March 31, 2012 and 2011. These statements do not include all of the information and footnotes required by US GAAP for annual financial statements. The financial statements contained herein should be read in conjunction with the audited consolidated financial statements and footnotes of the Company as of and for the year ended December 31, 2011. The December 31, 2011 consolidated balance sheet data were derived from audited financial statements but do not include all disclosures required by US GAAP for annual financial statements. The results of operations for the three months ended March 31, 2012 are not necessarily indicative of the expected results for any subsequent quarters or the full year.

Revenue Recognition

Under US GAAP revenue for services rendered is recognized when the services have been provided and when persuasive evidence of an arrangement exists, the price is fixed or determinable and collectibility is reasonably assured. Under IFRS-EU revenue is recognized pursuant to the accounting policy as more fully described in Note 2 to the Company’s consolidated financial statements for the year ended December 31, 2011 as included in this SS&C Technologies Holdings, Inc. Current Report on Form 8-K/A. Given that the IFRS-EU principles do not require a specific form of evidence of an arrangement as a requirement to recognize revenue, certain revenue was recognized for certain customers before the contractual arrangement was executed by the Company and/or the customer. Under US GAAP the revenue has been deferred until such time as the final form of the contractual arrangement was executed by the customers and obtained and executed by the Company thus providing the necessary evidence of an arrangement, or in certain cases when the Company determined that no continuing obligations to the customer existed. The reconciling items have the effect of modifying the timing of the revenue recognition and the cumulative revenue expected to be recognized for each customer/contract remains unchanged.

Accounting for Share Options

Under US GAAP, the deferred income tax assets with regard to share options are generally recognized as the Company records book compensation expense based on the grant date fair value of the share options. The deferred taxes established for awards are generally reversed upon the exercise of the award and the excess tax deduction (based on the intrinsic value of the award at exercise) is recorded as an income tax windfall to shareholders’ equity and any tax deduction that is less than the deferred tax asset that had been recorded is recorded as an income tax shortfall to shareholders’ equity to the extent of previous windfalls that were accumulated and then as a component of the income tax expense once all previous windfalls recorded within shareholder’s equity have been reversed.

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

Under IFRS-EU, a deferred tax asset is recognized only when the share options have current intrinsic value at the end of each reporting period that is deductible for tax purposes to the extent it is probable that taxable profit will be available against which these deductible temporary differences will be utilized. When the expected tax benefits from equity awards exceed the recorded cumulative recognized expense multiplied by the tax rate, the tax benefit up to the amount of the tax effect of the cumulative book compensation expense is recorded in the income statement; the excess is recorded in shareholders’ equity. The reconciling items have the effect of reflecting the windfalls (shortfalls) and deferred income taxes in accordance with US GAAP. The adjustments to shareholders’ equity are reflected within other reserves in the table below.

In addition, in accordance with IFRS-EU, the Company accrues employer national insurance contributions (“NIC”) (social charges) on stock-based compensation during the expense attribution period. Provisions are adjusted for movements in share price. Under US GAAP, no social charges are recorded until the options are exercised or matching of shares takes place, which increases net income for each period presented as shown in the table below.

Deferred Income Taxes (Other Than With Regard to Share Options as Described Above)

Under US GAAP the deferred tax is calculated on the US GAAP adjustments and the US GAAP balance sheet disclosure reflects the gross recognition and classification of deferred tax assets and liabilities under US GAAP.

Application of US GAAP as described above would have had the following effects on consolidated net income.

Adjustments to Net Income

	March 31,
(in thousands)	2012	2011
Profit for the period per IFRS-EU	$10,551	$9,316
US GAAP adjustments:
Revenue recognition	(499)	(86)
NIC related to share options	485	72
Deferred income taxes related to share options	(1,290)	(659)
Taxation effects of US GAAP adjustments	950	316

Net income according to US GAAP	$10,197	$8,959

Comprehensive Income

	March 31,
(in thousands)	2012	2011
Net income according to US GAAP	$10,197	$8,959
Other comprehensive income
Cumulative translation adjustment	2,107	1,312

Total comprehensive income according to US GAAP	$12,304	$10,271

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

Earnings Per Share in Accordance With US GAAP

	March 31,
(in thousands, except per share data)	2012	2011
Net income according to US GAAP	$10,197	$8,959

Weighted average number of shares outstanding
Weighted average number of shares outstanding IFRS-EU—basic	106,517	103,890
Adjustment:	—	—

Weighted average number of shares outstanding US GAAP—basic	106,517	103,890

Weighted average number of shares outstanding IFRS-EU—diluted	117,214	115,581
Adjustment:	(2,378)	(2,622)

Weighted average number of shares outstanding US GAAP—diluted	114,836	112,959

Earnings per share
Basic earnings per share—US GAAP	$0.10	$0.09
Diluted earnings per share—US GAAP	$0.09	$0.08

Certain captions within the consolidated income statement are required to be separately disclosed under US GAAP. The amounts disclosed below reflect the separate disclosure of these items under IFRS-EU in accordance with the US GAAP disclosure requirements. This disclosure has no affect on the total results of the Company as included within the statement of operations for any period, as the amounts are broken out from the amounts disclosed in the historical financial statements.

	Three Months Ended March 31
(in thousands)	2012	2011
Cost of services	$32,735	$30,560
Selling, general and administrative	10,293	8,045
Research and development	3,307	3,192

GlobeOp Financial Services S.A.

Notes to the Condensed Consolidated Interim Financial Information

March 31, 2012 and 2011 and December 31, 2011

(unaudited)

Balance Sheet Items According to IFRS-EU and US GAAP

	IFRS-EU		US GAAP
(in thousands)	March 31, 2012	December 31, 2011	March 31, 2012	December 31, 2011
Deferred income tax assets	$19,495	$9,951	$5,118	$5,699
Total noncurrent assets	61,131	51,193	46,754	46,940
Prepaid expenses	—	—	4,539	4,773
Accounts receivable and other current assets	27,347	27,664	21,821	22,390
Deferred income tax assets	—	—	1,851	1,329
Total current assets	140,789	135,207	141,653	136,035

Total assets	201,920	186,400	188,407	182,975

Other reserves	45,331	30,700	32,648	26,394
Retained earnings	104,074	93,523	105,422	95,226
Total shareholders’ equity	173,627	144,678	162,292	142,075
Total noncurrent liabilities	6,016	5,804	6,016	5,804
Trade and other payables	22,277	35,741	20,099	34,919
Total current liabilities	22,277	35,918	20,099	35,096

Total shareholders’ equity and liabilities	201,920	186,400	188,407	182,975